UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

Schedule 14C

__________________________________________

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.    )

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ALTERNUS CLEAN ENERGY, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ALTERNUS CLEAN ENERGY, INC.
17 State Street, Suite 4000,
New York City, New York, 10004

To the Stockholders of Alternus Clean Energy, Inc.:

This notice (this “Notice”) and the accompanying Information Statement are being furnished to the stockholders of Alternus Clean Energy, Inc., a Delaware corporation (“Alternus,” the “Company,” “we,” “our,” or “us”), in connection with the corporate actions described below taken by the Company’s Board of Directors (“Board”) and by the holders of a majority of the Company’s voting capital stock (the “Majority Stockholders”) by written consents in lieu of meetings executed on February [*], 2025, pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”) and our bylaws, provided approval for the following corporate actions, respectively (the “Authorizations”):

Item 1:    The approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio ranging from 1-for-2 and 1-for-250, as determined by our Board of Directors in its sole discretion, in substantially the form of which is provided herein as Annex A (the “Reverse Share Split”).

Item 2:    The approval of an amendment to the Alternus Clean Energy, Inc. 2023 Equity Incentive Plan (the “Plan Amendment”) as adopted by the Board upon the recommendation of the Compensation Committee. The Plan Amendment relates to an increase in the number of shares of Common Stock that shall be available for the grant of awards under the Plan from 2,240,000 shares of Common Stock, so that the maximum aggregate number of shares of Common Stock that may be issued under the Plan is increased each fiscal year (the “Adjustment Date”) by an amount equal to the lesser of (i) that number of shares equal to 15% of the outstanding shares of Common Stock on the applicable Adjustment Date, less (a) the number of shares of Common Stock that may be issued under the Plan prior to the Adjustment Date, and (b) the number of shares of Common Stock that may be issued under any other stock option plan of the Company in effect as of the Adjustment Date; or (ii) such lesser number of shares of Common Stock as may be determined by the Board (form of which is provided herein as Annex B).

Item 3:    The approval of an amendment to our Certificate of Incorporation (the “Certificate of Amendment”), which amends our Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 1,000,000,000. (form of which is provided herein as Annex C).

Concurrently with the Authorizations, all of the members of the Board, by written consents in lieu of a meeting, as provided under the DGCL, provided similar authorizations.

This Information Statement is being furnished to our stockholders of record as of February [*], 2025 in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent. As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange, and the rules and regulations prescribed thereunder, including Regulation 14C. This Information Statement also serves as the notice required by Section 228 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Information Statement is also available at the Securities and Exchange Commission’s website, www.sec.gov.

Dated: February __, 2025	Sincerely,
/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the Authorizations.

The consent we have received constitutes the only stockholder approval required under the DGCL, our Certificate of Incorporation and our Bylaws, to approve the Reverse Stock Split, the Plan Amendment and the Certificate of Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

Vote Required

The vote, which was required to approve the above Authorizations, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

The date used for purposes of determining the number of outstanding shares of the voting stock of the Company entitled to vote to approve the Reverse Stock Split, the Plan Amendment and the Certificate of Amendment, and the transactions contemplated thereby is February [*], 2025 (the “Record Date”). The record date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on [•], 2025 (the “Mailing Date”). As of the Record Date, the Company had [*] shares of voting stock outstanding, with [*] shares being Common Stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The approximate ownership percentage of the voting stock of the Company by the Majority Holders as of the Record Date totaled in the aggregate [*]%.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

Page
ITEM 1 — AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO RANGING FROM 1-FOR-2 AND 1-FOR-250, AS DETERMINED BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION	1

ITEM 2 — AMENDMENT TO ALTERNUS CLEAN ENERGY, INC. 2023 EQUITY INCENTIVE PLAN	7

ITEM 3 — AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 1,000,000,000	12

ACTIONS AUTHORIZED AND APPROVED	13
DISSENTERS’ RIGHTS OF APPRAISAL	13
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	15
VOTE OBTAINED — DELAWARE LAW	15
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	16
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	16
WHERE YOU CAN FIND MORE INFORMATION	17

ANNEX A — FORM OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO RANGING FROM 1-FOR-2 AND 1-FOR-250, AS DETERMINED BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION

A-1

ANNEX B — AMENDMENT TO THE ALTERNUS CLEAN ENERGY, INC. 2023 AMENDED AND RESTATED EQUITY INCENTIVE PLAN	B-1

ANNEX C — FORM OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 1,000,000,000	C-1

i

ALTERNUS CLEAN ENERGY, INC.

17 State Street, Suite 4000,
New York City, New York, 10004

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ITEM 1.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO RANGING FROM 1-FOR-2 AND 1-FOR-250, AS DETERMINED BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION

The Board and our Majority Stockholders have approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 1:2 to 1:250, inclusive, as may be determined at the appropriate time by the Board, in its sole discretion (the “Reverse Stock Split”). This means that the Board will be able to decide whether and when to effect the Reverse Stock Split without further action from the stockholders.

The effectiveness of this amendment or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Board, at its sole option, any time.

Reasons for a Reverse Stock Split

To maintain our listing on Nasdaq.    The primary purpose of the Reverse Stock Split is to raise the per share trading price of the Company’s common stock in order to maintain its listing on The Nasdaq Capital Market. Delisting from Nasdaq may adversely affect the Company’s ability to raise additional financing through the public or private sale of our equity securities, may significantly affect the ability of investors to trade in the Company’s securities and may negatively affect the value and liquidity of the Company’s common stock. Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors, the loss of analyst coverage or the loss of business development opportunities.

To potentially improve the marketability and liquidity of our common stock.    The Board believes that an increased stock price may also improve the marketability and liquidity of our common stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To decrease the risk of market manipulation of our common stock.    The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our common stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

To provide us with flexibility with respect to our authorized common stock.    A Reverse Stock Split is expected to increase the number of authorized, but unissued and unreserved, shares of our common stock. These additional shares would provide flexibility to the Company for raising capital; repurchasing debt; providing equity incentives to employees, officers, directors, consultants and advisors (including pursuant to our equity compensation plan); expanding our business through the acquisition of other businesses and for other purposes. However, at present, we do not have any specific plans, arrangements, understandings or commitments for the additional shares that would become available.

Accordingly, for these and other reasons, the Board believes that a Reverse Stock Split is in the best interests of the Company and our stockholders. A copy of the draft of the Certificate of Amendment providing for the Reverse Stock Split is attached hereto as Appendix A.

Criteria to be Used for Determining Whether to Implement a Reverse Stock Split

This proposal gives the Board the discretion to select a Reverse Stock Split ratio from within a range between and including 1:2 and 1:250 on a date selected by him based on his then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, the Board may consider, among other factors:

•        the historical trading price and trading volume of our common stock;

•        the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market in the short- and long-term;

•        the continued listing requirements for our common stock on Nasdaq or other applicable exchanges, if then applicable;

•        the number of shares of common stock outstanding;

•        which Reverse Stock Split ratio would result in the least administrative cost to us; and

•        prevailing industry, market and economic conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure stockholders that the proposed Reverse Stock Split will sufficiently increase our stock price or, if our stock trades below $1.00 per share for 30 consecutive days, be completed before Nasdaq commences delisting procedures. The effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty, and the history of reverse stock splits for other companies in various industries is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Further, even if we implement a Reverse Stock Split, our stock price may decline due to various factors, including our future performance and general industry, market and economic conditions. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of a Reverse Stock Split. If we fail to meet Nasdaq’s listing requirements, Nasdaq could suspend trading in our common stock and commence delisting proceedings.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, a Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 20 shares, trading in which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.

The implementation of a Reverse Stock Split would result in an effective increase in the authorized number of shares of common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.

Effects of a Reverse Stock Split

As of the effective date of the Reverse Stock Split:

•        each 1-for-2 to 1-for-250 shares of common stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of common stock;

•        no fractional shares of common stock will be issued; instead, stockholders who would otherwise receive a fractional share will receive cash in lieu of the fractional share (as detailed below);

•        proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, warrants and restricted stock units, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, warrants and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options;

•        the number of shares of common stock then reserved for issuance under our equity compensation plan will be reduced proportionately; and

•        the total number of authorized shares of common stock will remain at 300,000,000.

The following table summarizes, for illustrative purposes only, the anticipated effects of a Reverse Stock Split on our shares available for issuance based on information as of the Record Date (unless otherwise noted below) and without giving effect to the treatment of fractional shares.

Assuming this Proposal Is Implemented by the Board:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance(1)	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved*
Pre-Reverse Stock Split	300,000,000				$
Post-Reverse Stock Split 1:2	300,000,000				$
Post-Reverse Stock Split 1:250	300,000,000				$

____________

*        Based on a hypothetical post-split stock price calculated by multiplying the closing stock price on February [*], 2025 of $[*] by the split ratio.

(1)      Includes shares of common stock reserved for issuance (i) upon the exercise of currently exercisable warrants and (ii) under the 2023 Plan.

A Reverse Stock Split would affect all stockholders uniformly. As of the effective date of the Reverse Stock Split which shall be determined by the Board in its sole discretion (“Effective Date”), each stockholder would own a reduced number of shares of common stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below).

A Reverse Stock Split would not affect the registration of our common stock under Section 12(b) of the Exchange Act and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Barring delisting by Nasdaq, our common stock would continue to be listed on Nasdaq under the symbol “ALCE,” but would have a new Committee on Uniform Securities Identification Procedures number after the effective date.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of the common stock on Nasdaq on the first business day immediately preceding the Effective Date (as adjusted in good faith by the Company to account for the reverse stock split ratio). After the Effective Date, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive such cash payment.

Additionally, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled or where the cash payment may be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the specified time period. Thereafter, stockholders otherwise entitled to receive such payments would need to seek them directly from the state to which they were paid.

As of February [*], 2025, there were approximately [*] common stockholders of record. After the Effective Date, stockholders owning less than a whole share will no longer be stockholders. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Procedure for Effecting a Reverse Stock Split

Beneficial holders of common stock.    Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of common stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.

Registered holders of common stock.    Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they will automatically receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.

Material U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of a Reverse Stock Split to stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.

We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our common stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., insurance companies, persons holding shares of our common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities.

This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the U.S.;

•        a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Stockholders are urged to consult their own tax advisor with respect to the application of U.S. federal income tax laws to their particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the common stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its common stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s common stock received pursuant to the Reverse Stock Split will include the holding period of the common stock surrendered in the Reverse Stock Split in exchange therefor.

In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the common stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its common stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.

Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.0001 per share following a Reverse Stock Split. As a result, as of the Effective Date, the stated capital on the Company’s balance sheets attributable to common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of common stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

Item 2.

Amendment to Alternus Clean Energy, Inc. 2023 Equity Incentive Plan

General

The Board and the Majority Stockholders have approved the 2023 Plan Amendment to increase the number of shares reserved for issuance under the 2023 Plan from 2,240,000 so that the maximum aggregate number of shares of Common Stock that may be issued under the Plan is increased each fiscal year (the “Adjustment Date”) by an amount equal to the lesser of (i) that number of shares equal to 15% of the outstanding shares of Common Stock on the applicable Adjustment Date, less (a) the number of shares of Common Stock that may be issued under the Plan prior to the Adjustment Date, and (b) the number of shares of Common Stock that may be issued under any other stock option plan of the Company in effect as of the Adjustment Date; or (ii) such lesser number of shares of Common Stock as may be determined by the Board (form of which is provided herein as Annex B).

Purpose of the 2023 Plan Amendment

The Board and the Majority Stockholders have approved the 2023 Plan Amendment to increase the number of shares reserved for issuance under the 2023 Plan from 2,240,000 so that the maximum aggregate number of shares of Common Stock that may be issued under the Plan is increased each fiscal year (the “Adjustment Date”) by an amount equal to the lesser of (i) that number of shares equal to 15% of the outstanding shares of Common Stock on the applicable Adjustment Date, less (a) the number of shares of Common Stock that may be issued under the Plan prior to the Adjustment Date, and (b) the number of shares of Common Stock that may be issued under any other stock option plan of the Company in effect as of the Adjustment Date; or (ii) such lesser number of shares of Common Stock as may be determined by the Board (form of which is provided herein as Annex B). The purpose of the 2023 Plan Amendment is to ensure that a sufficient amount of awards under the 2023 Plan are available for issuance in the future.

The Board approved the 2023 Plan to ensure that the Company has adequate ways in which to provide stock-based compensation to its directors, officers, employees, and consultants. The Board believes that the ability to grant stock-based compensation is important to the Company’s future success. The grant of stock-based compensation, such as stock options, restricted stock awards and restricted stock units can motivate high levels of performance and provide an effective means of recognizing employee and consultant contributions to the Company’s success. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and providing incentives to the Company’s current employees, directors and consultants. Our Board believes that the increase in the number of common shares available for issuance under the 2023 Plan is necessary in order to continue to offer stock-based compensation programs that will allow the Company to carry out the purposes of the 2023 Plan, including attracting and retaining employees and others who are critical to the growth and success of the Company.

Description of the 2023 Plan

The material features of the 2023 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2023 Plan.

On October 9, 2022, our board of directors approved and adopted the 2023 Plan. On December 4, 2023, the 2023 Plan was approved by our stockholders, which was further amended on September 26, 2024, at the virtual annual meeting of shareholders (the “Annual Meeting”) of the Company and was further amended by the 2023 Plan Amendment on February [*], 2025 by the Majority Stockholders.

Summary of the 2023 Plan (as amended and restated)

The following is a brief summary of the principal provisions of the 2023 Plan, and is qualified in its entirety by reference to the full text of the 2023 Plan.

Purpose of the 2023 Plan

The purpose of the 2023 Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the common stock through the granting of awards thereunder. We believe that the equity-based awards to be issued under the 2023 Plan will motivate award recipients to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of our stockholders. The Company believes that grants of incentive awards are necessary to enable the Company to attract and retain top talent.

Principal Features

Eligibility.    The Company’s employees, consultants and directors, and employees and consultants of its affiliates, may be eligible to receive awards under the 2023 Plan.

Award Types.    The 2023 Plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors, and consultants.

Share Reserve.    The aggregate number of shares of common stock that may be subject to awards under the 2023 Plan will not exceed that maximum aggregate number of shares of Common Stock which is increased each fiscal year (the “Adjustment Date”) by an amount equal to the lesser of (i) that number of shares equal to 15% of the outstanding shares of Common Stock on the applicable Adjustment Date, less (a) the number of shares of Common Stock that may be issued under the Plan prior to the Adjustment Date, and (b) the number of shares of Common Stock that may be issued under any other stock option plan of the Company in effect as of the Adjustment Date; or (ii) such lesser number of shares of Common Stock as may be determined by the Board. The foregoing aggregate share limitation is subject to adjustment in the event of a recapitalization, stock split, stock dividend or similar corporate transaction. Shares issued under the 2023 Plan may be authorized but unissued or reacquired shares. Shares subject to stock awards granted under the 2023 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the 2023 Plan. Additionally, shares issued pursuant to stock awards under the 2023 Plan that are repurchased or forfeited, as well as shares that are reacquired as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the 2023 Plan.

Plan Administration.    The Company’s Board, or a duly authorized committee thereof, will have the authority to administer the 2023 Plan. The Company’s Board may also delegate to one or more officers the authority to: (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares to be subject to such stock awards. Subject to the terms of the 2023 Plan, the plan administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the 2023 Plan. The plan administrator has the power to modify outstanding awards under the 2023 Plan. Subject to the terms of the 2023 Plan, the plan administrator also has the authority to reprice any outstanding option or stock award, cancel and re-grant any outstanding option or stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Stock Options.    ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2023 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of the common stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the 2023 Plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). Options granted under the 2023 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the 2023 Plan, up to a maximum of ten years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or the Company’s insider trading policy. If an option holder’s service relationship ceases due to disability or death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. Options generally terminate immediately upon the termination of an option holder’s service for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of the common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include: (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of the common stock previously owned by the option holder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.

Tax Limitations on ISOs.    The aggregate fair market value, determined at the time of grant, of the common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all stock plans maintained by the Company may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.

Restricted Stock Awards.    Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under the participant’s restricted stock award that have not vested as of the date the participant terminates service.

Restricted Stock Unit Awards.    Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Stock Appreciation Rights.    Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of the common stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the 2023 Plan, and in a manner consistent with the provisions of Sections 409A). A stock appreciation right granted under the 2023 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

Performance Awards.    The 2023 Plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of the common stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates;

(5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of the common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards.    The plan administrator may grant other awards based in whole or in part by reference to the common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit.    The aggregate value of all compensation granted or paid by the Company to any individual for service as a non-employee director with respect to any calendar year (such period, the “annual period”), including stock awards and cash fees paid by the Company to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board during such annual period, $1,200,000 in total value. For purposes of these limitations, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes.

Changes to Capital Structure.    In the event there is a specified type of change in the Company’s capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate adjustments will be made for the purposes of preventing dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan to (i) the class(es) and maximum number of shares of the common stock subject to the 2023 Plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.

Corporate Transactions.    The following applies to stock awards under the 2023 Plan in the event of a corporate transaction, as defined in the 2023 Plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with the Company or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the 2023 Plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by the Company with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by the Company with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the plan administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by the Company with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.

Change in Control.    In the event of a change in control, as defined under the 2023 Plan, awards granted under the 2023 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Plan Amendment or Termination.    The Company will have the authority to amend, suspend, or terminate the 2023 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date the board of directors of the Company adopts the 2023 Plan.

Item 3.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 1,000,000,000

The Amendment to Increase Shares of our Common Stock

The Board and Majority Stockholders have approved an amendment to our Certificate of Incorporation (the “Certificate of Amendment”), which amends our Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 1,000,000,000. The text of the Certificate of Amendment is set forth in Annex C attached hereto.

Purposes of the Increase in Shares of our Common Stock

The Company currently has authorized capital stock of 300,000,000 shares of our common stock, with [*] shares outstanding and 1,000,000 shares of blank check preferred stock.

Our stockholders are being asked to approve at the Annual Meeting the Certificate of Amendment pursuant to the terms and conditions of the Note and in order to improve our financial flexibility with respect to our capital structure by having additional shares for future equity financings and acquisitions. The extra shares of authorized our common stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such additional shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the additional shares to acquire another company or its assets, or for any other corporate purpose stated.

Principal Effects of the Increase in Authorized Shares

The Company’s stockholders will not realize any dilution in their ownership or voting rights as a result of the increase in authorized shares of our common stock, but will experience dilution to the extent additional shares are issued in the future.

Having an increased number of authorized but unissued shares of our common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The issuance of additional shares of our common stock may, if such shares are issued at prices below what current stockholders’ paid for their shares, reduce stockholders’ equity per share and dilute the value of current stockholders’ shares. It is not the present intention of the Board to seek stockholder approval prior to any issuance of shares of our common stock that would become authorized by our Certificate of Amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of us and our stockholders.

When issued, the additional shares of our common stock authorized by the Certificate of Amendment will have the same rights and privileges as the shares of our common stock currently authorized and outstanding. Holders of our common stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of our common stock when such shares are issued.

Shares of authorized and unissued our common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of us could occur. Issuance of additional shares of our common stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of our common stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to our Certificate of Incorporation or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of our common stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

ACTIONS AUTHORIZED AND APPROVED

The actions that were taken by the Company’s Board of Directors and the Majority Stockholders were the authorization and approval of the Reverse Stock Split, the Plan Amendment and the Certificate of Amendment, respectively.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, the Plan Amendment or the Certificate of Amendment.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our Common Stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock, our only outstanding classes of capital stock having the right to vote on this matter, known by us as of the Record Date, by:

•        each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•        each of our directors;

•        each of our executive officers; and

•        all of our directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”) and includes any shares of Company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of the Record Date. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Ownership
Greater than 5% Stockholders:
Alternus Energy Group Plc(1)	2,296,000%

Named Executive Officers and Directors:(2)
Vincent Browne		%
Taliesin Durant	0	*
Gary Swan	0	*
David Farrell	0	*
Larry Farrell	0	*
John P. Thomas	0	*
Aaron T. Ratner	0	*
Nicholas Parker	0	*
Tone Bjornov	0	*
Rolf Wikborg	0	*

All directors and named executive officers as a group (10 individuals)		%

____________

*        Less than 1%.

(1)      Alternus Clean Energy, Inc., 17 State Street, Suite 4000, New York City, New York, 10004.

(2)      Unless otherwise noted, the business address of each of the individuals listed is 17 State Street, Suite 4000, New York City, New York, 10004.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the authorization and approval of the Private Placement or in the Nasdaq Approval, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the authorization and approval of the Private Placement.

VOTE OBTAINED — DELAWARE LAW

Section 228 of the DGCL generally provides that any action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to the Nasdaq Listing Rules, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to effectuate the Nasdaq Approval. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and successfully obtained, written consent of the Majority Stockholders.

As of the Record Date, there were [*] shares of common stock of the Company issued and outstanding a On the Record Date, stockholders holding in the aggregate __.00% shares of the capital stock outstanding on such date had the right to vote on the Reverse Stock Split, the Plan Amendment and the Certificate of Amendment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this Information Statement and in the Company’s other filings with the SEC.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate copies of information statements, annual reports, and proxy statements to the Company at the following address: Alternus Clean Energy, Inc., 17 State Street, Suite 4000, New York City, New York, 10004 or by calling (212) 739-0727. Any security holders sharing an address who now receive multiple copies of the Company’s information statements, annual reports, and proxy statements, and who wish to receive only one copy of these materials per household in the future should also contact the Company by mail or telephone as instructed above.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

THIS INFORMATION STATEMENT IS DATED FEBRUARY [•], 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

You should rely only on the information provided in this Information Statement. We have not authorized any person to provide information other than that provided herein.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

By Order of the Board of Directors:

Dated: February __, 2025	Sincerely,
/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

ANNEX A

FORM OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO RANGING FROM 1-FOR-2 AND 1-FOR-250, AS DETERMINED BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION

Altemus Clean Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.     Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Third Amended & Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Amended Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2.     This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.     Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

ARTICLE IV of the Charter is hereby amended by adding the following new paragraph at the end of such article:

“Effective at 12:01 a.m., Eastern Time, on [*] (the “2025 Split Effective Time”), every [*] (*) shares of common stock issued and outstanding or held by the Corporation as treasury shares as of the 2025 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of common stock, without effecting a change to the par value per share of common stock, subject to the treatment of fractional interests as described below (the “2025 Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. Stockholders of record who otherwise would be entitled to receive fractional shares in connection with such combination will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of our common stock on The Nasdaq Capital Market on the date on which the 2025 Split Effective Time occurs. As of the 2025 Split Effective Time and thereafter, a certificate(s) representing shares of common stock prior to the 2025 Reverse Split is deemed to represent the number of post-2025 Reverse Split shares into which the pre-2025 Reverse Split shares were reclassified and combined. The 2025 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, common stock of the Corporation and all references to such common stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of common stock shall be deemed to be references to the common stock or options or rights to purchase or acquire shares of common stock, as the case may be, after giving effect to the 2025 Reverse Split.”

4.     This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on [*].

Annex A-1

ANNEX B

AMENDMENT TO THE ALTERNUS CLEAN ENERGY, INC. AMENDED AND
RESTATED 2023 EQUITY INCENTIVE PLAN

THIS AMENDMENT (the “Amendment”) to the ALTERNUS CLEAN ENERGY, INC. AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN, as may be amended from time to time (the “Plan”), has been adopted by Alternus Clean Energy, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan;

WHEREAS, the Plan provides that the board of directors of the Company (the “Board”) or the Compensation Committee of the Board may amend the Plan from time to time without the consent of any stockholders or Participants, except that any amendment or alteration to the Plan, that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted;

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Stock available for delivery with respect to Awards; and

WHEREAS, the Board has determined that this Amendment shall be made effective as of date this Amendment is approved by the stockholders of the Company (such date, the “Amendment Effective Date”).

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, as set forth below:

1.    Section 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“Share Reserve. Subject to adjustment in accordance with Section 3.2 and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards shall be that maximum aggregate number of shares of Common Stock which is increased each fiscal year (the “Adjustment Date”) by an amount equal to the lesser of (i) that number of shares equal to 15% of the outstanding shares of Common Stock on the applicable Adjustment Date, less (a) the number of shares of Common Stock that may be issued under the Plan prior to the Adjustment Date, and (b) the number of shares of Common Stock that may be issued under any other stock option plan of the Company in effect as of the Adjustment Date; or (ii) such lesser number of shares of Common Stock as may be determined by the Board..”

RESOLVED FURTHER, that except as amended hereby, the Plan is specifically ratified and reaffirmed.

[Remainder of Page Intentionally Left Blank.]

Annex B-1

ANNEX C

FORM OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK FROM 300,000,000 TO 1,000,000,000

Alternus Clean Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.     Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Third Amended & Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Amended Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2.     This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.     Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

Section 4.1 of the Charter is hereby amended by adding the following new paragraph at the end of such article:

Section 4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 1,001,000,000 shares, consisting of (a) 1,000,000,000 shares of common stock (the “Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock’’). The number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Amended and Restated Certificate of Incorporation or any certificate of designations relating to any series of Preferred Stock.

4.     This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on [*].

Annex C-1